Exhibit 99.1

The estimated expenses incurred by Duke Realty Limited Partnership (the “Operating Partnership”) in connection with its issuance and sale of $500 million aggregate principal amount of 2.250% Senior Notes Due 2032 (the “Notes”) are set forth in the following table:

Amount to be Paid
SEC registration fee*	$45,804
Rating agency fees	732,500
Legal fees and other expenses	100,000
Accounting fees and expenses	70,000
Printing and engraving costs	6,000
Trustee fees and expenses	8,000
Miscellaneous	11,000

Total	$973,304

*

On April 30, 2021, Duke Realty Corporation, the sole general partner of the Operating Partnership (the “General Partner”), and the Operating Partnership filed with the Securities and Exchange Commission an Automatic Shelf Registration Statement (the “Registration Statement”) on Form S-3ASR for the registration of an indeterminate amount of various securities, including, without limitation, debt securities of the Operating Partnership. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Company and the Operating Partnership deferred payment of all registration fees at the time of the filing of the Registration Statement. Accordingly, the Operating Partnership paid a registration fee of $45,804 in connection with the issuance and sale of the Notes.